TBS International Limited Announces Acquisition of a Vessel

HAMILTON, Bermuda – (BUSINESS WIRE) – November 8, 2005 – TBS International Limited (NASDAQ: TBSI) announced today that it has expanded its fleet of vessels by taking delivery of the M.V. Ikan Tuxpan.

The M.V. Ikan Tuxpan, which will be renamed the Sioux Maiden, is a 42,248 dwt bulk carrier that was built in 1989. It was purchased for $18.5 million under an agreement signed on September 26, 2005 and delivered in Tampa, Florida on November 8, 2005.

About TBS International Limited

TBS is an ocean transportation services company that offers worldwide shipping solutions through liner, parcel, bulk and vessel chartering services. TBS has developed its business around key trade routes between Latin America and China, Japan and South Korea, as well as select ports in North America, Africa and the Caribbean. TBS provides frequent regularly scheduled voyages in its network, as well as cargo scheduling, loading and discharge for its customers.

CONTACT: TBS International Limited

Ferdinand V. Lepere, 914-961-1000
Executive Vice President and Chief Financial Officer
InvestorRequest@tbsship.com